UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☑      Soliciting Material Pursuant to §240.14a-12
PRIDE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TO:	All Ensco and Pride International Employees

FROM:	The Integration Leadership Team

DATE:	April 7, 2011

SUBJECT:	Functional Integration Leaders Meeting Held
The Functional Integration Leaders (“FILs”) met in Houston yesterday to begin formal planning for the integration of Ensco and Pride. The leaders of these teams, previously announced and shown below, drafted charters that will guide them through the next several months. The main elements of the charters include defining key objectives, interdependencies, major decisions, required information and milestone dates.
Importantly, as reported last week, U.S. regulators have completed their review of our proposed merger in terms of antitrust matters. Therefore, employees of Ensco and Pride may now share information to facilitate the integration of our two companies. Sensitive data (wages/salaries, business strategies, etc.) should only be disclosed on a “need-to-know” basis and remains subject to a confidentiality agreement. Information regarding joint bids should be evaluated in advance by the legal department of each company.
The teams will report their accomplishments to the ILT on a regular basis. As the teams meet and work towards achieving key objectives, we will advise you of major tasks completed and next steps.
We know that this is both an exciting and uncertain time for employees. We appreciate your support and hard work as we move toward the closing date and the full integration of our companies to become the second largest offshore driller in the world with one of the youngest and most capable fleets.
Integration Team Leaders
Michael Howe — Team Leader
Lonnie Bane
John Knowlton
Chris Weber
Mike Wiley

Ensco and Pride International
Functional Integration Leaders

Functional Team	Ensco	Pride International
| |
Accounting	Doug Manko	Len Travis
Corporate Compliance	Tina Crouch	Brian Moffatt
Engineering, Capital Projects & Asset Mgmt	John Knowlton	Mark Diehl, Gilles Bocabarteille
HR	Mike Wiley	Lonnie Bane
SHE	John Karish	David Frost
Internal Audit	Tina Crouch	Ron Stefani
IR / Communications	Sean O’Neill	Jeff Chastain
IT	Rex Fox	Jenny McFarland Rub
Legal	Cary Moomjian	Brady Long
Marketing	David Hensel	Kevin Robert
Operations	Mark Burns, Carey Lowe	Ron Toufeeq
PeopleSoft / ERP	Christina Shuffield	Matias Fefer
Risk Management	Phil Islip	Mike O’Reilly
Supply Chain	Tom Schexnayder	Ann Ackerson
Tax	Dave Armour	Bryan Jarrard
Technical Training	Matthew Legg	David Demski
Treasury	Michael Howe	Steve Oldham

Forward-Looking Statements
Statements regarding the consummation of the proposed transaction, as well as any other statements that are not historical facts in this press release are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions including, but not limited to, actions by regulatory authorities, actions by the respective companies’ security holders, satisfaction of closing conditions and other factors disclosed from time to time in filings with the Securities and Exchange Commission (the “SEC”). As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements. All information in this document is as of today. Except as required by law, both companies disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.
Additional Information
In connection with the proposed merger, Ensco has filed a registration statement including a preliminary joint proxy statement/prospectus of Ensco and Pride with the SEC. INVESTORS AND SECURITY HOLDERS OF ENSCO AND PRIDE ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS TO IT) BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement/prospectus will be sent to security holders of Ensco and Pride seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when available) and other relevant documents filed by Ensco and Pride with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties may also obtain, without charge, a copy of the definitive joint proxy statement/prospectus (when available) and other relevant documents by directing a request by mail or telephone to either Investor Relations, Ensco plc, 500 N. Akard, Suite 4300, Dallas, Texas 75201, telephone 214-397-3015, or Investor Relations, Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713-789-1400. Copies of the documents filed by Ensco with the SEC are available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.” Copies of the documents filed by Pride with the SEC are available free of charge on Pride’s website at www.prideinternational.com under the tab “Investor Relations.” Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
Ensco and Pride and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in Ensco’s proxy statement relating to its 2010 General Meeting of Shareholders and Pride’s proxy statement relating to its 2010 Annual Meeting of Stockholders, as filed with the SEC on 5 April 2010 and 1 April 2010, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the registration statement, definitive joint proxy statement/prospectus (when available) and other relevant documents regarding the transaction filed by Ensco and Pride with the SEC.